Exhibit (e)(3)

Tema ETF Trust

ETF Distribution Agreement

EXHIBIT A

December 18, 2025

As revised: October 5, 2026

Name of Fund

Tema S&P 500 Historical Weight ETF Strategy (Ticker: DSPY)

Tema Electrification ETF (Ticker: VOLT)

Tema American Reshoring ETF (Ticker: RSHO)

Tema Oncology ETF (Ticker: CANC)

Tema Durable Quality ETF (Ticker: TOLL)

Tema Heart & Health ETF (Ticker: HRTS)

Tema International Durable Quality ETF (Ticker: ITOL)

Tema Listed Private Managers ETF (Ticker: AAUM)

Tema International Defense ETF (Ticker: ARMY)

Tema Space Innovators ETF (Ticker: NASA)

Tema Healthcare AI ETF (Ticker: HLTH)

Tema Memory ETF (Ticker: DISK)

Tema Photonics & Optical ETF (Ticker: LAZR)

Tema MLCC & Power Semi ETF (Ticker: PSOX)

Tema Commodity Infrastructure ETF (Ticker: [  ])

Tema Commodity Income ETF (Ticker: [  ])

Tema Semiconductor Supply Chain ETF (Ticker: [  ])

Tema AI Token Economy ETF (Ticker: [  ])

Tema Semiconductor Packaging ETF (Ticker: [  ])

Tema Neocloud ETF (Ticker: [  ])

Tema Trading & Prediction Markets ETF (Ticker: DICE)

Tema Semicap ETF (Ticker: CSOX)

Tema Semiconductor Substrates ETF (Ticker: [  ])

Tema CPU ETF (Ticker: CPUA)

Tema Semiconductor Manufacturing ETF (Ticker: [  ])

Tema Physical AI ETF (Ticker: WALK)

Tema Actuator ETF (Ticker: [  ])

Tema Analog Semiconductor ETF (Ticker: [  ])

Tema Paycheck ETF (Ticker: PDAY)